___________ ___, 20__

CEO Nonqualified Stock Option Agreement

To the Optionee (the "Optionee") executing the reference and signature page(s) (the "Signature Page") to this Nonqualified Stock Option Agreement (this "Agreement").

Dear Optionee:

This Agreement sets forth the terms under which Forward Air Corporation, a Tennessee corporation (the "Company"), has awarded you an option to purchase shares of the $0.01 par value common stock of the Company (the "Common Stock"). This Agreement, along with the Company’s Amended and Restated Stock Option and Incentive Plan (the "Plan"), as amended, which is incorporated herein by reference, Plan Prospectus, Insider Trading Policy and such additional documents as are furnished by the Company with this Agreement, constitute the terms and conditions governing the grant of options hereunder. Terms not otherwise defined herein shall have the meanings set forth in the Plan.

This will confirm the agreement between the Company and the Optionee as follows:

1.    Grant of Option. Pursuant to the Plan, the Company grants to the Optionee the right and option (the "Option") to purchase all or any part of the number of shares of Common Stock set forth on the Signature Page (the "Shares"). The Option is a nonqualified stock option that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement shall be so construed. The Company does not warrant any particular tax consequences of the Option.

2.    Option Price. The option price per Share shall be the "Option Price per Share" as set forth on the Signature Page (the "Option Price"), representing one hundred percent (100%) of the Fair Market Value of a share of Common Stock as determined pursuant to the Plan as of the Grant Date set forth on the Signature Page.

3.    Term of Option. The term of the Option shall commence on the Grant Date and all rights to purchase Shares hereunder shall cease at 11:59 p.m. on the Expiration Date set forth on the Signature Page, subject to earlier termination as provided in the Plan and this Agreement. Except as may otherwise be provided in the Plan or this Agreement, the Option granted hereunder may be cumulative and exercised as follows:

(a) Subject to the terms and conditions of the Plan and this Agreement, the Option shall become vested and exercisable on the dates set forth on the Signature Page, provided that the Optionee remains continually employed by the Company throughout such period and the performance condition(s) (if any) set forth on the Signature Page are satisfied, as further detailed on the Signature Page; provided further, that, unless sooner terminated, the Option shall expire on the Expiration Date and must be exercised, if at all, on or before the Expiration Date or its earlier termination. If the Optionee dies while employed by the Company or a parent or subsidiary of the Company (or within the period of extended exercisability otherwise provided herein), or if the Optionee’s employment terminates by reason of Disability, the Option will become fully vested and exercisable (notwithstanding any terms of the Option providing for delayed exercisability) and may be exercised by the Optionee, by the legal representative of the Optionee’s estate, or by the legatee under the Optionee’s will at any time until the Expiration Date set forth on the Signature Page. The Vesting Schedule for the Option is set forth on the Signature Page.

(b) For the purpose of this Agreement, the Optionee shall be deemed to be an eligible employee of the Company for so long as the Optionee is employed by the Company or a parent or subsidiary of the Company. Accordingly, the Option shall be fully exercisable in accordance with this Section 3, provided the Optionee continues to be an employee of the Company or a parent or subsidiary thereof throughout the term of the Option, to such extent that the Shares are vested.

(c) Unless otherwise determined by the Committee at or after the date of grant, in the event that the employment of the Optionee terminates (other than by reason of death, Disability, Retirement, or for Cause), the Option, to such extent that it is vested, may be exercised for a period of 90 days from the date of such termination or until the Expiration Date set forth on the Signature Page, whichever period is shorter, and the Option to the extent that it is unvested shall terminate on the date that the Optionee’s employment terminates. If the Optionee’s employment terminates by reason of Retirement, the Option may thereafter be exercised, to the extent it is vested at the time of such Retirement, at any time until the Expiration Date set forth on the Signature Page, and the Option to the extent that it is unvested shall terminate on the date that the Optionee’s employment terminates. If the Optionee’s employment terminates for Cause, the Option, to the extent not theretofore exercised, shall terminate on the date of termination of employment regardless of its vested status.

(d) The Option Price of the Shares as to which the Option shall be exercised, together with all withholding tax obligations that arise upon exercise, shall be paid in full at the time of exercise (i) in cash or by certified check or by bank draft; (ii) if the Committee in its sole discretion permits, by the delivery of unrestricted shares of Common Stock which shall have an aggregate Fair Market Value determined in accordance with the Plan equal to the Option Price, including for this purpose shares otherwise issuable upon exercise of the Option; (iii) by cancellation of indebtedness of the Company to the Optionee; (iv) by waiver of compensation due or accrued to the Optionee for services rendered; (v) provided that a public market for the Common Stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Optionee irrevocably elects to exercise his Option and to sell a portion of the Shares so purchased to pay for the Option Price and whereby the FINRA Dealer irrevocably commits to forward the Option Price directly to the Company in exchange for receipt of such Shares; (vi) provided that a public market for the Common Stock exists, through a "margin" commitment from the Optionee and a FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and pledge the Shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the Option Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the Option Price directly to the Company, or (vii) any combination of the preceding. Except as provided in Section 3 or Section 5 hereof, the Option may not be exercised at any time unless the Optionee shall have been continuously, from the Grant Date to the date of the exercise of the Option, an employee of the Company or a parent or subsidiary of the Company. Additionally, notwithstanding anything in this Agreement to the contrary, the Option may be exercised at any given time only as to those Shares covered by the Option which have “vested” at such time, as set forth on the Vesting Schedule. The holder of the Option shall not have any of the rights of a shareholder with respect to Shares covered by the Option until such time, if ever, as such Shares of Common Stock are actually issued and delivered to the Optionee.

4.    Nontransferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee. In the event of the Optionee’s death, the Option may be exercised by the Optionee’s executor, personal representative, or the person(s) to whom the Option is transferred by will or the laws of descent and distribution. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided in Section 6 hereof), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

5.    Termination of Option. Except as otherwise provided in the Plan or this Agreement, this Option shall terminate on the date the Optionee ceases to be an employee of the Company or a parent or subsidiary of the Company (the "Termination Date"). The Optionee shall be considered to be an employee of the Company for all purposes under this Section 5 if the Compensation Committee determines that the Optionee is rendering substantial services as a part-time employee to the Company or any parent or subsidiary of the Company.

6.    Effect of Certain Changes.

(a) In the event of the dissolution or liquidation of the Company, any corporate separation or division of the Company, including but not limited to, a split‑up, split‑off or spin‑off, or other similar transactions, the Committee may, in its sole discretion, provide that either:

(i)    the Optionee shall have the right to exercise the Option (at its then Option Price) and receive such property, cash, securities, or any combination thereof upon such exercise as would have been received with respect to the number of shares of Common Stock for which the Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division; or

(ii)    the Option shall terminate as of a date to be fixed by the Committee and that written notice of the date so fixed shall be given to the Optionee, who shall have the right, within such period as may be specified by the Committee preceding such termination, to exercise all or part of the Option.

(b) In the event of a sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, or a “Change in Control” (as defined in the Plan), the Option, to the extent then outstanding, shall be assumed or an equivalent award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the award or to substitute an equivalent award, as determined in the discretion of the Committee, in which case the Committee shall, in lieu of such assumption or substitution, provide for full vesting and exercisability, as of the CIC Date (as defined in the Plan), of the outstanding Option, whether or not otherwise exercisable or forfeitable, and the realization of the Option in the manner set forth in Section 6(a)(i) or 6(a)(ii) above.

(c) In the event of a “Change in Control” (as defined in the Plan), from and after such Change in Control, the Committee shall, in the case of a merger, consolidation or sale or disposition of assets, promptly make an appropriate adjustment to the amount and kind of shares or other securities or property receivable upon exercise and the Option Price per Share, and the Committee may, but is not required to, permit cancellation of the Option in exchange for a cash payment in an amount equal to the “Spread” (as defined in the Plan). If a Change in Control occurs, the exercisability of the Option shall not be altered or accelerated solely as a result of such occurrence other than as provided under Section 6(b) of this Agreement in the event that the Option is not continued and assumed or substituted with equivalent awards of the successor to the Company, or a parent or subsidiary of such successor corporation, or as otherwise determined by the Committee in its discretion. In the event that the Optionee suffers a Qualifying Termination (as defined below) coincident with or within 24 months following the occurrence of a Change in Control, the Option, to the extent not previously vested and exercisable nor earlier terminated, shall become fully vested and exercisable as of the date of such Qualifying Termination and may be exercised for a period of 90 days from the date of such Qualifying Termination or until the Expiration Date set forth on the Signature Page, whichever period is shorter. For purposes of this Agreement, the terms set forth below shall have the following meanings:

(i)    “Cause” means (A) the Optionee's fraud, malfeasance, self-dealing, embezzlement or dishonesty with respect to business affairs of the Company or its successor whether or not the Company or its successor is materially harmed; (B) the Optionee's conviction of or failure to contest prosecution for a felony or a crime involving moral turpitude; (C) the Optionee's material breach of the employment agreement between the Company or its successor and the Optionee; (D) failure of the Optionee, after reasonable notice, to comply promptly with any valid and legal directive of the Board of Directors of the Company or its successor; or (E) a failure by the Optionee to perform adequately his responsibilities under the employment agreement between the Company or its successor and the Optionee as demonstrated by objective and verifiable evidence showing that the business operations under the Optionee's control have been materially harmed as a result of the Optionee's gross negligence or willful misconduct.

(ii)    Material Change In Duties” shall be deemed to have occurred when, without the Optionee’s consent, the Optionee is assigned any duties inconsistent in any material respect with the Optionee’s position (including status, offices, titles, and reporting requirements), authority, duties or responsibilities as in effect on the CIC Date of the Change in Control, or any other action by the Company or its successor which results in a materially demonstrable diminution in such position, authority, duties or responsibilities. No Material Change in Duties shall be deemed to have occurred unless (i) the Optionee notifies the Company or its successor in writing within 90 days after the assignment of materially inconsistent duties, and the Company or its successor fails to cure this material inconsistency within 30 days after receipt of the notice, and (ii) the termination of employment occurs no later than one year after the initial assignment of materially inconsistent duties.

(iii)    “Qualifying Termination” means the termination of employment of the Optionee provided that such termination is either (a) initiated by the Company or a parent or subsidiary of the

Company, or a successor to any such entity for a reason other than Disability, death, Retirement or for Cause, or (b) initiated by the Optionee for a Material Change in Duties.

7.    Adjustments. If there is any change in the shares of Common Stock through the declaration of extraordinary cash dividends, stock dividends, recapitalization, stock splits, or combinations or exchanges of such shares, or other similar transactions, the number and class of Shares subject to the Option and the Option Price per Share (but not the total purchase price) shall be proportionately adjusted by the Committee to reflect such change in the issued shares of Common Stock; provided, that any fractional shares resulting from such adjustment shall be eliminated. Adjustments under this Section 7 shall be made by the Compensation Committee whose determination with respect thereto shall be final and conclusive.

8.    Notice. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, by United States certified or registered mail, prepaid, to the parties or their assignees, if to the Company, addressed to Forward Air Corporation, Attention: Legal Department, 430 Airport Road, Greeneville, Tennessee 37745, and if to the Optionee, at the address set forth on the Signature Page (or such other address as shall be given in writing by either party to the other).

9.    Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company, at its principal office in the State of Tennessee, which is set forth in Section 8 hereof. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised and be accompanied by payment in full of the Option Price pursuant to Section 3 above and any applicable withholding taxes, and the Company shall deliver a certificate or certificates representing the Shares subject to such exercise as soon as practicable after the notice shall be received. The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person so exercising the Option and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised by any person other than the Optionee in accordance with the terms hereof, such notice shall be accompanied by appropriate proof of right of such person to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable. The holder of the Option shall not be entitled to the privileges of share ownership as to any shares of Common Stock not actually issued and delivered to the Optionee.

10.    No Agreement to Employ. Nothing in this Agreement shall be construed to constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company to employ or retain the Optionee for any specific period of time.

11.    Market Standoff Agreement. The Optionee agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, the Optionee will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed 120 days) from the effective date of such registration as the Company or the underwriters may specify.

12.    Stop-Transfer Notices. The Optionee understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

13.    Nonqualified Nature of the Option. The Option is intended to be a nonqualified stock option and is not intended to qualify as an incentive stock option within the meaning of Code section 422. The Optionee hereby acknowledges that, upon exercise of the Option, the Optionee will recognize compensation income in an amount equal to the excess of the then Fair Market Value of the Shares over the Option Price of the Shares and must comply with the provisions of Section 14 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.

14.    Withholding of Taxes.

(a)    At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll or any other payment of any kind due to the Optionee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Option. The Company may require the Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Option or issuance of share certificates representing Shares.

(b)    The Committee may, in its sole discretion, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Option either by electing to have the Company withhold from the Shares to be issued upon exercise that number of Shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value not in excess of the amount necessary to satisfy the statutory minimum withholding amount due.

15.    Recoupment. Notwithstanding anything to the contrary in this Agreement, the Option (including any income, capital gains, proceeds realized or other economic benefit actually or constructively received by the Optionee upon the receipt, vesting or exercise of the Option, and the Optionee’s sale or other disposition of the Common Stock acquired through exercise of the Option) shall be subject to recovery under any clawback, recovery or recoupment policy which the Company may adopt from time to time, including without limitation the Company’s existing Recoupment Policy, as amended from time to time or any successor thereto, and any policy which the Company may be required to adopt under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, the rules and regulations of the U.S. Securities and Exchange Commission, or the requirements of any national securities exchange on which the Company’s Common Stock may be listed. By accepting the Option, the Optionee expressly acknowledges and agrees that the Option is subject to the terms of the foregoing policies, whether retroactively or prospectively adopted, and agrees to cooperate fully with the Committee to facilitate the recovery of the Option, any shares of Common Stock acquired through the exercise of the Option or proceeds realized from the Optionee’s sale or other disposition of the Common Stock acquired through exercise of the Option that the Committee determines in its sole discretion is required or entitled to be recovered pursuant to the terms of such policies.

16.    Retention. Notwithstanding anything to the contrary in this Agreement, the Optionee acknowledges and agree that the terms and conditions of the Company’s existing Executive Stock Ownership and Retention Guideline, as amended from time to time or any successor thereto (the “Ownership Guideline”), are incorporated by reference into this Agreement and shall apply to the Option if the Optionee on the Grant Date is or subsequently becomes an employee who is subject to the Ownership Guideline.

17.    Electronic Delivery of Documents. The Company may electronically deliver, via e-mail or posting on the Company’s website, this Agreement, information with respect to the Plan or the Option, any amendments to the Agreement, and any reports of the Company provided generally to the Company’s stockholders. The Optionee may receive from the Company, at no cost to the Optionee, a paper copy of any electronically delivered documents. Requests should be made to the Secretary of the Company at 430 Airport Road, Greeneville, Tennessee 37745 (Telephone: (423) 636 7000).

18.    Amendment. This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Option, as determined in the discretion of the Committee, except as provided in the Plan or in a written document signed by the Optionee and the Company.

19.    Section 409A. This Agreement and the Option granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code and shall be so construed. Nothing in the Plan or this Agreement shall be construed as including any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Option. Should any provision of the Plan or this Agreement be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, it may be modified and given effect, in the sole discretion of the Committee and without requiring the Optionee’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code. The foregoing, however, shall not be construed as a guarantee by the Company of any particular tax effect to the Optionee.

20.    Governing Law. The validity, construction, and effect of this Agreement, and of any determinations or decisions made by the Committee relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Tennessee, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the district which includes the city or town in which the Company’s principal executive office is located, and the Optionee hereby agrees and submits to the personal jurisdiction and venue thereof.

21.    General. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations, which, in the opinion of counsel for the Company, shall be applicable thereto. To the extent that this Agreement conflicts with the terms of the Plan, the terms of the Plan shall control. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

If the foregoing correctly sets forth your understanding of the terms and conditions governing the subject matter of this Agreement, please sign the enclosed Signature Page to this Agreement in the place indicated and return it to the corporate office.

Very truly yours,

FORWARD AIR CORPORATION

By: ________________________
Rodney L. Bell
Senior Vice President and Chief Financial Officer

Reference and Signature Page to
Forward Air Corporation
Nonqualified Stock Option Agreement
dated February __, 2016
BRUCE A. CAMPBELL
______________________
______________________
Pursuant to the terms and conditions of the Forward Air Corporation Amended and Restated Stock Option and Incentive Plan (the "Plan"), you have been granted a Nonqualified Stock Option to purchase _________ shares (the "Option") of Common Stock of the Company as outlined below.

Granted To:	BRUCE A. CAMPBELL
SSN or Employee #:	XXX-XX-XXXX
Grant Date:	February _, 2016
Options Granted:
Option Price per Share:	$
Total Cost to Exercise:
Expiration Date:	February __, 2023
Vesting Schedule: All of the Options are nonvested and nonexercisable as of the Grant Date. Subject to the terms and conditions described in the Agreement, the Option shall become vested and exercisable in accordance with the schedule below provided that the Performance Condition is first satisfied and the Optionee remains continually employed by the Company through the relevant vesting date:

Vesting Date	Cumulative Percentage of the Option That May Be Exercised
As of February __, 2017	33-1/3%
As of February __, 2018	66-2/3%
As of February __, 2019	100%
For purposes of this Vesting Schedule, satisfaction of the “Performance Condition” means the Company’s achievement of any of the following target levels of Income From Operations for the relevant fiscal year of the Company:

In Fiscal Year:	The Company achieves this target level of Income From Operations:
2016
2017
2018
For purposes of this Vesting Schedule and the determination of whether the Performance Condition has been satisfied, “Income From Operations” means the Income From Operations reported in the Company’s audited Consolidated Statements of Income filed with the Securities and Exchange Commission for the relevant fiscal year. The Option shall terminate in its entirety on the date that the Company files with the Securities and Exchange Commission its audited Consolidated Statements of Income for fiscal year 2018 if the Performance Condition has not been satisfied on or before that date and the Option has not otherwise earlier become vested and exercisable under the terms of the Agreement.
By my signature below, I hereby acknowledge receipt of the Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further understand and agree that the Option is governed by the Plan, the Plan Prospectus, the Agreement, the Company's Insider Trading Policy, and the

Company’s Recoupment Policy and that such documents have been furnished by or are available from the Company upon request. I also agree to conform to all of the terms and conditions of the Option and the Plan and understand that in order for the grant of the Option to be effective, I must indicate my acceptance of the Option by signing and delivering this Reference and Signature Page to the Forward Air Corporation Accounting Department, P.O. Box 1058, Greeneville, TN 37744 by no later than March 1, 2016.

Signature: _______________________________    Date: ________________________